STATE of DELAWARE

LIMITED LIABILITY COMPANY

CERTIFICATE OF FORMATION

OF

ARDIAN ACCESS SECONDARY INFRASTRUCTURE FUND LLC

Pursuant to Title 6, Chapter 18, Sections 201 and 204

of the Delaware Code

This Certificate of Formation of Ardian Access Secondary Infrastructure Fund LLC is being executed by the undersigned, as authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. § 18-101, et seq.), as amended from time to time.

(1) The name of the limited liability company formed hereby is Ardian Access Secondary Infrastructure Fund LLC.

(2) The address of the registered office of the limited liability company in the State of Delaware is:

1209 Orange Street

Wilmington, Delaware 19801

New Castle County

(3) The name and address of the registered agent of the limited liability company for service of process on the limited liability company in the State of Delaware is:

The Corporation Trust Company

c/o Corporation Trust Center

1209 Orange Street

Wilmington, Delaware 19801

New Castle County

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of October 6, 2025.

By:	/s/ Michael Ferragamo
Name:	Michael Ferragamo
Title:	Authorized Signatory

Certificate of Formation of Ardian Access Secondary Infrastructure Fund LLC